UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2013

CHROMADEX CORP.

 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618

(Address of principal executive offices, including zip code)

(949) 419-0288

 (Registrant's telephone number, including area code)

Copies to:

Harvey Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2013, Mr. Curtis Lockshin resigned from the board of directors (the “Board’) of ChromaDex Corp. (the “Company”). Mr. Lockshin’s resignation was not as a result of any disagreements with the Company’s operations, policies or practices.

At a meeting held on January 2, 2014 (the “Meeting”), the Board appointed Mr. Steve Allen to serve as a member of the Company’s Board.  Mr. Allen was appointed to serve on the Board’s Compensation Committee and to serve as chairperson of the Board’s Nominating and Corporate Governance Committee.

Until 2009, Mr. Allen worked for Nestlé, at which point he retired from a 30 year career where he served in various sales, marketing and management roles, including 7 years serving in Nestlé’s Mergers and Acquisitions department.  Until 2012, Mr. Allen served on the Advisory Board of Vitamin Angels, an organization focused on eliminating childhood malnutrition in Africa and the Middle East. Currently, Mr. Allen serves as the non-executive Vice Chairman of 6 Pacific group, a Los Angeles based boutique advisory and investment firm.  Mr. Allen also serves as the Managing Partner of California Agricultural Orchards LLC and California Nut Orchards LLC which, along with growing almonds and grapes, manages the assets of high net-worth individuals. Mr. Allen also serves as the President of the Board of the North American Foundation for the University of Leeds where Mr. Allen plays a key role in fundraising efforts.  Mr. Allen received his B.Sc. with honors from the University of Leeds and his M.Sc. at the University of London, School of Hygiene & Tropical Medicine.

There is no family relationship between Mr. Allen and any of our other officers and directors. There are no understandings or arrangements between Mr. Allen and any other person pursuant to which he was selected as a director.

Also at the Meeting, the Board approved the recommendations of the Company’s Compensation Committee (a) raising the annual base salary of the Company’s CEO, Frank Jaksch Jr. to $275,000 per year, (b) raising the annual bonus target for Mr. Jaksch to 50% of his base salary, (c) raising the annual base salary of the Company’s CFO, Thomas Varvaro, to $225,000 per year, and (d) raising the annual bonus target for Mr. Varvaro to 40% of his base salary.

Also at the Meeting, the Board approved (i) granting 250,000 shares of the Company’s restricted stock, subject to certain vesting provisions, to each of Frank Jaksch Jr., Thomas Varvaro, Michael Brauser and Barry Honig, (ii) granting 50,000 shares of the Company’s restricted stock, subject to certain vesting provisions, to Stephen Block, (iii) granting 10,000 shares of the Company’s restricted stock, subject to certain vesting provisions, to each of Reid Dabney, Hugh Dunkerley, Mark Germain and Glenn Halpryn.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2014

CHROMADEX CORP. By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer